MARKETMASTER TRUST

                         (A Massachusetts Business Trust

                      CERTIFICATE: CLASSIFICATION OF SHARES


         The undersigned, Secretary of Marketmaster Trust (the "Trust"), hereby certifies that the Board of Trustees of the Trust duly adopted the following resolutions at a meeting held on October 8, 1991:

Creation of Class M Shares and Class M-Special Series 1 Shares

                           RESOLVED, that pursuant to Section 5.1 of the
                  Declaration of Trust of the Trust, an unlimited number of authorized, unissued and unclassified shares of beneficial interest in the Trust (no par value) be, and hereby are, divided into and classified and designated as Class M shares;

                           FURTHER RESOLVED, that pursuant to Section 5.1 of the
                  Declaration of Trust of the Trust, an unlimited number of authorized, unissued and unclassified shares of beneficial interest in the Trust (no par value) be, and hereby are, divided into and classified as a separate, special series of Class M shares of beneficial interest in the Trust, said series to be designated as Class M-Special Series 1;

                           FURTHER RESOLVED, that all consideration received by
                  the Trust for the issue or sale of Class M shares and Class M-Special Series 1 shares shall be invested and reinvested with the consideration received by the Trust for the issue and sale of all other shares of beneficial interest in the Trust now or hereafter designated as Class M shares of beneficial interest (irrespective of whether said shares have been designated as part of a series of said class and, if so designated as part of a series, irrespective of the particular series designation), together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange, or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Trust allocated to Class M shares, Class M-Special Series 1 shares or such other shares by the Board of Trustees in accordance with the Trust's Declaration of Trust, and each Class M share and Class M-Special Series 1 share shall represent in proportion to their respective net asset values with each such other share such consideration and other assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange, or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form;

                           FURTHER RESOLVED, that each Class M share and each
                  Class M-Special Series 1 share shall be charged in proportion to their respective net asset values with each other share of beneficial interest in the Trust now or hereafter designated as a Class M share of beneficial interest (irrespective of whether said share has been designated as part of a series of said class and, if so designated as part of a series, irrespective of the particular series designation) with the expenses and liabilities of the Trust in respect of Class M shares, Class M-Special Series 1 shares or such other shares and in respect of any general expenses and liabilities of the Trust allocated to Class M shares, Class M-Special Series 1 shares or such other shares by the Board of Trustees in accordance with the Trust's Declaration of Trust, except that to the extent permitted by rule or order of the SEC and as may be from time to time determined by the Board of Trustees:

                                    (a) only the Class M shares shall bear: (i)
                           the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of the Trust which provide for services by the institutions exclusively for their customers who beneficially own such shares, and (ii) such other expenses and liabilities as the Board of Trustees may from time to time determine are directly attributable to such shares and which should therefore be borne solely by Class M shares;

                                    (b) only the Class M-Special Series 1 shares
                           shall bear such other expenses and liabilities as the Board of Trustees may from time to time determine are directly attributable to such shares and which should therefore be borne solely by Class M-Special Series 1 shares;

                                    (c) no Class M shares shall bear the
                           expenses and liabilities described in subparagraph
                           (b) above; and

                                    (d) no Class M-Special Series 1 shares shall
                           bear the expenses and liabilities described in subparagraph (a) above.

                           FURTHER RESOLVED, that except as otherwise provided
                  by these resolutions, each Class M share and each Class M-Special Series 1 share shall have all the preferences, conversion, and other rights, voting powers, restrictions, limitations, qualifications, and terms and conditions of redemption as set forth in the Declaration of Trust and shall also have the same preferences, conversion, and other rights, voting powers, restrictions, limitations, qualifications, and terms and conditions of redemption as each other share of beneficial interest in the Trust now or hereafter designated as a Class M share of beneficial interest (irrespective of whether said share has been designated as part of a series of said class and, if so designated as part of a series, irrespective of the particular series designation), except that to the extent permitted by rule or order of the SEC on any matter that pertains to the agreements or expenses and liabilities described in clause (a) (i) of the immediately preceding resolution (or to any plan or other document adopted by the Trust relating to said agreements, expenses, or liabilities) and is submitted to a vote of shareholders of the Trust, only Class M shares (excluding shares designated as a series of such class) shall be entitled to vote, except that:
                  (i) if said matter affects shares of beneficial interest in the Trust other than said

                  Class M shares, such other affected shares shall also be entitled to vote, and in such case said Class M shares shall be voted in the aggregate together with such other affected shares and not by class or series except where otherwise required by law or permitted by the Board of Trustees of the Trust; and (ii) if said matter does not affect said Class M shares, said shares shall not be entitled to vote (except where otherwise required by law or permitted by the Board of Trustees) even though the matter is submitted to a vote of the holders of shares of beneficial interest in the Trust other than said Class M shares.

                           FURTHER RESOLVED, that the officers of the Trust be,
                  and each of them hereby is, authorized and empowered to execute, seal, and deliver any and all documents, instruments, papers, and writings, included but not limited to any instrument to be filed with the State Secretary of the Commonwealth of Massachusetts or the Boston City Clerk, and to do any and all other acts, including but not limited to changing the foregoing resolutions upon advise of Trust counsel prior to filing said any and all documents, instruments, papers, and writings, in the name of the Trust and on its behalf, as may be necessary or desirable in connection with or in furtherance of the foregoing resolutions such determination to be conclusively evidenced by said officer taking any such actions.

Creation of Class N Shares and Class N-Special Series 1 Shares

                           RESOLVED, that pursuant to Section 5.1 of the
                  Declaration of Trust of the Trust, an unlimited number of authorized, unissued and unclassified shares of beneficial interest in the Trust (no par value) be, and hereby are, divided into and classified and designated as Class N shares;

                           FURTHER RESOLVED, that pursuant to Section 5.1 of the
                  Declaration of Trust of the Trust, an unlimited number of authorized, unissued and unclassified shares of beneficial interest in the Trust (no par value) be, and hereby are, divided into and classified as a separate, special series of Class N shares of beneficial interest in the Trust, said series to be designated as Class N-Special Series 1;

                           FURTHER RESOLVED, that all consideration received by
                  the Trust for the issue or sale of Class N shares and Class N-Special Series 1 shares shall be invested and reinvested with the consideration received by the Trust for the issue and sale of all other shares of beneficial interest in the Trust now or hereafter designated as Class N shares of beneficial interest (irrespective of whether said shares have been designated as part of a series of said class and, if so designated as part of a series, irrespective of the particular series designation), together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange, or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Trust allocated to Class N shares, Class N-Special Series 1 shares or such other shares by the Board of Trustees in accordance with the Trust's Declaration of Trust, and each Class N share and Class N-Special Series 1 share shall represent in proportion to their respective net asset values with each such other share such consideration and other assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange, or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form;

                           FURTHER RESOLVED, that each Class N share and each
                  Class N-Special Series 1 share shall be charged in proportion to their respective net asset values with each other share of beneficial interest in the Trust now or hereafter designated as a Class N share of beneficial interest (irrespective of whether said share has been designated as part of a series of said class and, if so designated as part of a series, irrespective of the particular series designation) with the expenses and liabilities of the Trust in respect of Class N shares, Class N-Special Series 1 shares or such other shares and in respect of any general expenses and liabilities of the Trust allocated to Class N shares, Class N-Special Series 1 shares or such other shares by the Board of Trustees in accordance with the Trust's Declaration of Trust, except that to the extent permitted by rule or order of the SEC and as may be from time to time determined by the Board of Trustees:

                                    (a) only the Class N shares shall bear: (i)
                           the expenses and liabilities of payments to institutions under any agreements entered into by or on behalf of the Trust which provide for services by the institutions exclusively for their customers who beneficially own such shares, and (ii) such other expenses and liabilities as the Board of Trustees may from time to time determine are directly attributable to such shares and which should therefore be borne solely by Class N shares;

                                    (b) only the Class N-Special Series 1 shares
                           shall bear such other expenses and liabilities as the Board of Trustees may from time to time determine are directly attributable to such shares and which should therefore be borne solely by Class N-Special Series 1 shares;

                                    (c) no Class N shares shall bear the
                           expenses and liabilities described in subparagraph
                           (b) above; and

                                    (d) no Class N-Special Series I shares shall
                           bear the expenses and liabilities described in subparagraph (a) above.

                           FURTHER RESOLVED, that except as otherwise provided
                  by these resolutions, each Class N share and each Class N-Special Series 1 share shall have all the preferences, conversion, and other rights, voting powers, restrictions, limitations, qualifications, and terms and conditions of redemption as set forth in the Declaration of Trust and shall also have the same preferences, conversion, and other rights, voting powers, restrictions, limitations, qualifications, and terms and conditions of redemption as each other share of beneficial interest in the Trust now or hereafter designated as a Class N share of beneficial interest (irrespective of whether said share has been designated as part of a series of said class and, if so designated as part of a series, irrespective of the particular series designation), except that to the extent permitted by rule or order of the SEC on any matter that pertains to the agreements or expenses and liabilities described in clause (a) (i) of the immediately preceding resolution (or to any plan or other document adopted by the Trust relating to said agreements, expenses, or liabilities) and is submitted to a vote of shareholders of the Trust, only Class N shares (excluding shares designated as a series of such class) shall be entitled to vote, except that: (i) if said matter affects shares of beneficial interest in the Trust other than said Class N shares, such other affected shares shall also be entitled to vote, and in such case said Class N shares shall be voted in the aggregate together with such other affected shares and not by class or series except where otherwise required by law or permitted by the Board of Trustees of the Trust; and (ii) if said matter does not affect said Class N shares, said shares shall not be entitled to vote (except where otherwise required by law or permitted by the Board of Trustees) even though the matter is submitted to a vote of the holders of shares of beneficial interest in the Trust other than said Class N shares.

                           FURTHER RESOLVED, that the officers of the Trust be,
                  and each of them hereby is, authorized and empowered to execute, seal, and deliver any and all documents, instruments, papers, and writings, included but not limited to any instrument to be filed with the State Secretary of the Commonwealth of Massachusetts or the Boston City Clerk, and to do any and all other acts, including but not limited to changing the foregoing resolutions upon advise of Trust counsel prior to filing said any and all documents, instruments, papers, and writings, in the name of the Trust and on its behalf, as may be necessary or desirable in connection with or in furtherance of the foregoing resolutions such determination to be conclusively evidenced by said officer taking any such actions.

The foregoing resolutions remain in full force and effect as of the date hereof.

Dated:     November 14, 1991                         /s/ W. Bruce McConnel, III
                                                     ---------------------------
                                                     W. Bruce McConnel, III
                                                     Secretary


Subscribed and sworn to before
me this 14th day of November, 1991.



/s/ Georgeanna Griffith
-------------------------
Notary Public of Commissioner of Deeds
My Commission Expires: 1-13-94